Exhibit 107

Calculation of Filing Fee Tables

Form F-10
(Form Type)

Shopify Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Subordinate Voting Shares (no par value)		(1)	(1)	—	—	—
	Equity	Preferred Shares (no par value)		(1)	(1)	—	—	—
	Debt	Debt Securities		(1)	(1)	—	—	—
	Other	Warrants		(1)	(1)	—	—	—
	Other	Subscription Receipts		(1)	(1)	—	—	—
	Other	Units		(1)	(1)	—	—	—
	Unallocated (Universal) Shelf	—	457(o)	(1)	(1)	$10,000,000,000(2)	$0.0000927	$927,000
Fees Previously Paid	—	—	—	—	—	—	—	—
Total Offering Amounts						$10,000,000,000		$927,000
Total Fees Previously Paid								—
Total Fee Offsets								$1,091,000
Net Fee Due (3)								$0

(1)
There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate number of Class A Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants, Subscription Receipts and Units of Shopify Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed US$10,000,000,000 (or its equivalent in any other currency used to denominate the securities).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)
A registration fee of US$1,091,000 was previously paid with respect to securities registered under the Registrant's registration statement on Form F-10 filed on July 27, 2021 (No. 333-258189) (the “Prior Registration Statement”), pertaining to the registration of US$10,000,000,000 of securities of the Registrant, of which US$10,000,000,000 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is US$927,000, taking into consideration the available offset of US$1,091,000 from the Prior Registration Statement, the Registrant has accordingly transmitted US$0 otherwise due for this Registration Statement.

Table 2: Fee Offset Claims and Sources
In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Shopify Inc.	F-10	333-258189	July 27, 2021		$1,091,000	Equity/Debt/Other	(1)	$10,000,000,000	$10,000,000,000

(1)
The Registrant registered under the Prior Registration Statement such indeterminate number of Class A Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants, Subscription Receipts and Units of the Registrant as shall have an aggregate initial offering price not to exceed US$10,000,000,000.